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                                                                      EXHIBIT 21

                           CLARCOR INC. SUBSIDIARIES

                            AS OF FEBRUARY 18, 1998

                                                        JURISDICTION OF
                                                        INCORPORATION OR                    PERCENT OF
                NAME                                      ORGANIZATION                      OWNERSHIP
------------------------------------                    ----------------                    ----------
CLARCOR Consumer Products, Inc.                         Delaware                               100%
  J.L. Clark, Inc.                                      Delaware                               100%
  Clark Europe, Inc.                                    Delaware                               100%
CLARCOR Filtration Products, Inc.                       Delaware                               100%
  Airguard Industries, Inc.                             Kentucky                               100%
     Airklean Engineering Pte. Ltd.                     Singapore                              100%
     Airguard Asia Sdn. Bhd.                            Malaysia                               100%
  Baldwin Filters, Inc.                                 Delaware                               100%
     Baldwin Filters N.V.                               Belgium                                100%*
     Baldwin Filters Limited                            United Kingdom                         100%*
     Baldwin South Africa, Inc.                         Delaware                               100%
       Baldwin-Unifil S.A.                              South Africa                            70%
     Hastings Filters, Inc.                             Delaware                               100%
       Hastings Filters Ltd. Canada                     Canada                                 100%
  Baldwin Filters (Aust.) Pty.
     Limited                                            Australia                               50%
  Clark Filter, Inc.                                    Delaware                               100%
  Filtros Baldwin de Mexico                             Mexico                                  90%
United Air Specialists, Inc.                            Ohio                                   100%
  United Air Specialists (U.K.) Ltd.                    United Kingdom                         100%
CLARCOR International, Inc.                             Delaware                               100%
  Baldwin-Weifang Filters Ltd.                          China                                   70%
CLARCOR Foreign Sales Corporation                       Virgin Islands                         100%
CLARCOR Trading Company                                 Delaware                               100%*

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* Direct or indirect